14 January 2009

Uranium Energy Corp.
9801 Anderson Mill Road, Suite 230
Austin, Texas, U.S.A., 78750

Dear Sir;

PROPOSED OPTION AND JOINT VENTURE TERMS

We refer to the recent discussions between representatives of Uran Limited ("Uran") and representatives of Uranium Energy Corporation ("UEC") regarding an option to earn-in agreement and subsequent formation of a joint venture between Uran (or one of its wholly-owned subsidiaries) and UEC (each a "Party" or in combination the "Parties") to explore, develop and, if warranted, mine on the tenements comprising the project known as the Grants Ridge Project located in New Mexico, United States of America (the "Project") and more particularly described in Schedule 1 (and any replacement or successor tenements) (collectively, the "Tenements").

The purpose of this letter is to record the intent and agreement of the Parties in respect of an option to earn-in and proposed joint venture between the Parties in relation to exploring, developing and, if warranted, mining the Tenements (the "Agreement"). This Agreement is intended to be binding, subject to clauses 1.1 and 1.3 below, on the Parties as and from the date this Agreement is signed by both Parties (herein the "Execution Date").

The Parties acknowledge and agree that certain of Uran's rights and obligations under this Agreement may be performed by a wholly-owned subsidiary of Uran to be incorporated in the United States of America; with UEC to be informed of any such subsidiary promptly upon its formation and with any such subsidiary, upon such notice to UEC, to be bound by the terms and conditions of this Agreement as if it was a Party to this Agreement in place of Uran.

1.            CONDITIONS PRECEDENT

1.1          This Agreement is subject to and conditional upon Uran confirming in writing to UEC that Uran is satisfied (in its sole and absolute discretion) with the results of its due diligence investigations in relation to the Tenements including, but not limited to, the status of the commitments of claims and reservations in respect of the Tenements (collectively, the "Accepted Due Diligence").

1.2          The condition in clause 1.1 is inserted in this Agreement for the exclusive benefit of Uran and may only be waived by Uran in its sole and absolute discretion.

ABN 93 107 316 683 6/680 Murray Street, West Perth WA 6005 Australia PO Box 1040, West Perth WA 6872 Australia
Phone: +61 8 9321 3445 Fax: +61 8 9321 3449 Email: info@uranlimited.com.au
www.uranlimited.com.au

1.3          Except for clauses 6(d) and (e), which survive termination of this Agreement, if the Accepted Due Diligence condition set out in clause 1.1 is not satisfied or waived in accordance with the terms of this Agreement on or before 15 February 2009 (or any later date agreed in writing by the Parties), this Agreement shall be deemed to be at an end and of no force or effect with neither of the Parties being subject to any of the obligations contained in this Agreement and with neither Party claiming any rights at law or equity against the other Party.

1.4          The Parties shall use their best efforts to execute and do all such acts and things as are necessary or desirable to ensure that the Accepted Due Diligence condition set out in clause 1.1 is fulfilled as expeditiously as possible and, in particular, UEC shall provide Uran, as soon as practicable after the Execution Date, with any and all information, documentation and assistance, including historical mining and exploration records, in respect of the Tenements or impacting on the Tenements that Uran requires to conduct its due diligence on the Tenements in accordance with clause 1.1.

2.              TENEMENTS

2.1          Current Interest in the Tenements

As at the Execution Date the interests of UEC and Uran in the Tenements will be:

(a)       UEC - 100%; and

(b)       Uran - 0%.

2.2          Representations by UEC

UEC represents and warrants to Uran that, as at the Execution Date and as at the Effective Date:

(a)      it is the sole registered, legal and beneficial owner of the Tenements and, subject to (b) below, has good right and title to assign an interest therein free from any mortgages, claims, caveats, pledges, liens, charges or other encumbrances (other than land access agreements with ranch owners and the rights and obligations contained in the memorandum of uranium mining lease between UEC and John Jaeger; the details of which have been provided to Uran prior to execution of this Agreement; and payments pursuant to prior agreements) to Uran as contemplated in this Agreement;

(b)      it may transfer the legal and beneficial interest in the Tenements as contemplated in this Agreement without obtaining the prior consent of any other party;

(c)      there is no litigation nor are there any proceedings of any nature whatsoever concerning the Tenements pending or threatened against it;

(d)      the Tenements have been duly and properly applied for pursuant to applicable legislation and regulations and all Outgoings due as at the Effective Date have been paid by Uranium Energy;

e)      the Tenements are in all respects valid, effective and in good standing and, save and except for permits that are required for exploration and operations activities, there is no term of the Tenements that is likely to prevent the exploration or mining of uranium and not liable to forfeiture and where necessary appropriate exemptions from the expenditure conditions attaching to the Tenements have been duly obtained;

(f)      it has made no other agreement regarding the Tenements (other than land access agreements with ranch owners and the memorandum of uranium mining lease between UEC and John Jaeger) and has the sole and exclusive right to deal therein, and no person firm or corporation, other than Uran, holds any rights to explore, prospect or mine any part of the Tenements (other than rights contained in the land access agreements with ranch owners and the uranium mining lease between UEC and John Jaeger);

(g)      there are no royalties affecting the Tenements other than the royalty referred to in the uranium mining lease between UEC and John Jaeger;

(h)      the Tenements have been granted over the entire ground as described in the respective applications therefore; and

(i)      it has provided Uran with all material notices and any other information in its possession in respect of claims and reservations in respect of the Tenements.

2.3          Indemnity

Both Parties agree to indemnify and keep indemnified the other Party in respect of any loss, damage, expense or cost incurred by the other Party as a result of a breach by that Party of a representation or warranty contained in this Agreement.

3.             DEPOSIT

In order to maintain its right to earn a 65% interest in and to the Tenements in accordance with the terms of this Agreement (herein the "Earn-In Interest"), within 10 calendar days of the Effective Date Uran must:

(a)      pay UEC a non-refundable payment of US$75,000 (the "Payment") which does not comprise any of the Exploration Expenditure in clause 4.1(a); and

(b)      issue to UEC (or, in UEC's sole and absolute discretion, to its nominee) 1,000,000 fully paid ordinary shares in the capital of Uran (collectively, the "Shares").

(the Payment and the Shares being, collectively, the "Deposit" herein; and it being acknowledged and agreed that the Deposit will, at all times, remain non-refundable, notwithstanding the ongoing status of this Agreement, for which Uran will have no recourse as against UEC or its nominee for any reason.

4.             EARN-IN RIGHT

4.1          Earn-in Requirements and Earn-In Period

(a)      UEC grants Uran an exclusive right to earn the Earn-In Interest in the Tenements in return for Uran incurring minimum cumulative Exploration Expenditures on the Tenements and issuing Shares as follows:

(i)      incurring minimum cumulative Exploration Expenditures of not less than US$1,500,000.00 on any of the mineral interests comprising the Tenements in the following manner:

(A)       an initial US$100,000.00 of the Exploration Expenditures by the 1st anniversary date of the Effective Date;

(B)       an additional US$200,000.00 of the Exploration Expenditures by the 2nd anniversary date of the Effective Date;

(C)       an additional US$300,000.00 of the Exploration Expenditures by the 3rd anniversary date of the Effective Date;

(D)       an additional US$400,000 of the Exploration Expenditures by the 4th anniversary date of the Effective Date; and

(E)       the final US$500,000.00 of the Exploration Expenditures together with the preparation and delivery by Uran to UEC of a Feasibility Study by the 5th anniversary date of the Effective Date,

with the understanding that, with the prior written approval of UEC, any such minimum Exploration Expenditures may be satisfied by the cash payment by Uran to UEC in lieu thereof, and with the further understanding that any year's minimum Exploration Expenditure requirement above may, in the sole and absolute discretion of Uran, be either increased or accelerated subject to the ongoing requirement that not less US$1,500,000.00 in cumulative Exploration Expenditures must be expended during the Earn-In Period; and

(ii)      issuing an aggregate of 2,250,000 additional fully paid ordinary shares in the capital of Uran (collectively, the "Additional Shares") to UEC (or, in UEC's sole and absolute discretion, to its nominee) in the following manner:

(A)       an initial 750,000 of the Additional Shares on the 1st anniversary date of the Effective Date;

(B)       an additional 750,000 of the Additional Shares on the 2nd anniversary date of the Effective Date; and

C)       the final 750,000 of the Additional Shares on the 3rd anniversary date of the Effective Date,

(collectively, the "Earn-in Requirements").

(b)       Upon request by UEC, Uran must promptly provide written evidence of its Exploration Expenditures on the Tenements.

(c)       The period in which the Earn-in Requirements must be met begins on the Effective Date and ends on the date on which Uran has completed minimum cumulative Exploration Expenditures of not less than US$1,500,000 on the Tenements, completes a Feasibility Study on the Tenements and issues a total 2,250,000 Additional Shares of Uran to UEC (and all in accordance with the Earn-In Requirements of clause 4 (a)), or the period of five years (unless extended) has expired from the Effective Date, whichever occurs first (the "Earn-in Period").

(d)       Upon the expiry of the Earn-in Period if Uran has completed each of its Earn-in Requirements, as detailed in clause 4.1(a)(i) and clause 4.1(a)(ii), Uran will have earned a 65% Earn-in Interest in the Tenements and Uran will provide notice in writing to UEC that it has satisfied the Earn-in Requirements within the Earn-in Period.

(e)       Upon satisfying the Earn-in Requirements, UEC agrees to immediately transfer a 65% Earn-in Interest in the Tenements to Uran. To this end, UEC agrees that it will provide Uran with a duly executed and registrable transfer in respect of a 65% interest in the Tenements and such other documents as are reasonably required by Uran to enable Uran to be registered as the legal and be the beneficial holder of that 65% Earn-in Interest in and to the Tenements.

(f)       Upon satisfaction of the Earn-in Requirements required under clause 4.1(a), and Uran giving notice to UEC under clause 4.1(d), the joint venture interests of the Parties in and to the Tenements going forward (each then a "Joint Venture Interest") will be:

(i)       Uran - 65%; and

(ii)      UEC - 35%.

(g)       Uran may, by giving not less than 30 calendar days' prior written notice to UEC, withdraw from this Agreement at any time during the Earn-in Period; provided, however, that Uran has already provided the non-refundable Deposit to UEC and, provided further, that Uran has spent not less than US$250,000 in Exploration Expenditures on the Tenements prior to said termination, in which case Uran shall hold 0% interest in the Tenements and will have no further obligation to UEC to satisfy the outstanding parts of the then remaining Earn-in Requirements.

(h)       Upon withdrawal in accordance with the requirements of paragraph (g) above, Uran will be discharged from all further rights, obligations and liabilities under this Agreement, save and except for any obligation or liability which has accrued prior to the date of withdrawal.

(i)       Upon earning a 65% Joint Venture Interest in accordance with clause 4.1, each Party shall contribute to Exploration Expenditures in accordance with their respective Joint Venture Interests and in accordance with programmes determined by the Management Committee and the Operator in accordance with clauses 7 and 8 or suffer dilution in accordance with clause 9. The liability of the Parties in each case is several in proportion to their respective Joint Venture Interests and shall not be joint or joint and several.

(j)       During the Earn-in Period Uran (by itself or through its employees and contractors):

(i)       shall incur the Exploration Expenditures and carry out exploration on the Tenements in its absolute discretion in compliance with applicable law and in accordance with good mining practices, maintaining proper books and accounts and adequate insurance; and

(ii)       shall not be subject to any directions by UEC but shall immediately provide and advise UEC of any and all material results arising from the expenditure and results associated with any such Exploration Expenditures.

5.             FORMATION OF JOINT VENTURE

5.1          As and from the date Uran earns a 65% Joint Venture Interest pursuant to clause 4.1 of this Agreement, Uran and UEC shall, subject to all appropriate and applicable legal and tax advice, form an unincorporated joint venture on the commercial terms set out in this Agreement and otherwise on terms and conditions acceptable to both parties (the "Joint Venture").

5.2          The property of the Joint Venture will be:

(a)       the area of land the subject of the Tenements;

(b)       all mining information related to the exploration operations, mining operations and joint venture operations; and

(c)       all mineral concentrate and ore derived from the Tenements.

5.3          Each Party shall be the beneficial owner as tenant in common of an undivided share of the Joint Venture Tenements in proportion to their Joint Venture Interest.

5.4          Each Party shall be entitled to take in kind and separately dispose of, in proportion to their Joint Venture Interest, all minerals produced by the Joint Venture.

6.             MAINTENANCE AND ADMINISTRATION OF THE JOINT VENTURE

The Parties agree that:

(a)       from the Effective Date until Uran terminates or withdraws from this Agreement (whichever is the earlier):

(i)       UEC will provide all necessary assistance to Uran in respect of lodging all reports and other communications required under applicable legislation and regulations in order to keep the Tenements in good standing;

(ii)      Uran shall be responsible for paying all Outgoings, meeting all expenditures and, subject to 6(a)(i) above, doing all such other things as may be necessary to keep the Tenements in good standing in accordance with any applicable laws;

(b)       during the term of the Joint Venture, the Operator of the Joint Venture will be responsible, subject to clause 7 below, for all the matters described in clauses 6(a)(i) and (ii) above;

(c)       each Party will consult, in advance of mineral exploration and operations activities on the Tenements, with the other Party on all material aspects of such exploration and operations activities in respect of the Tenements;

(d)       each Party must protect:

(i)       confidential information relating to the Tenements and other assets of the Joint Venture; and

(ii)      other confidential information disclosed to it by the other Party from disclosure to third parties, subject to the usual industry exceptions (such as where the information is publicly available, where disclosure is required by law and disclosures to prospective financiers and buyers);

(e)       confidentiality obligations terminate on the earlier of:

(i)       the date of execution of the definitive agreement, if any, contemplated in clause 12 below (which will contain its own, more detailed, confidentiality provisions); or

(ii)      one year after the termination of this Agreement in accordance with its terms; and

(f)       without limiting the provisions of clauses 6(c) or 6(d) above, to the extent practical, each Party will provide the other Party a draft copy of any material to be disseminated into the public domain which relates to the Joint Venture so that the other Party may make any amendments if required and arrange its own public disclosures. Such other Party shall review and provide its comments on any draft material to be disseminated to the public domain as expeditiously as possible and in consideration of the disseminating Party's continuous disclosure obligations under applicable securities laws and public stock exchange rules.

7.             OPERATIONS COMMITTEE

7.1          Formation

As soon as practicable after Uran has earned a Joint Venture Interest pursuant to clause 4.1, the Parties will form and thereafter maintain a management committee (the "Management Committee") which shall meet not less than once in each quarter and more often if so required by the Operator. Management Committee meetings will be held in at a mutually convenient time and place and may be held by video or telephone conference at the discretion of the Parties.

7.2          Representatives

Each Party will be entitled, by written notice to the other Party, to appoint two representatives (and one alternate representative) as members of the Management Committee and to remove any person(s) so appointed and to appoint another person(s) in his or her place. Each party will be entitled to have further consultants and technical personnel present at the meetings of the Management Committee, but those persons will not be entitled to vote.

7.3          Powers

The Management Committee may review and give directions to the Operator as to Joint Venture operations and will consider and approve (subject to modification or otherwise) the nature and content of programmes and budgets relating to Joint Venture operations proposed by the Operator.

7.4          Voting

(a)       The voting power of each Party at meetings of the Management Committee shall be in proportion to the Joint Venture Interest of that Party at the date of the meeting.

(b)       Subject to clause 7.5, all decisions of the Management Committee shall be made by a majority of votes of the Joint Venture Interests of the Parties as they may be from time to time.

7.5          Special Resolutions

Management Committee decision-making is to ordinarily be on the basis of a majority Joint Venture Interest vote, however, a special resolution of 75% of the Joint Venture Interests will be required for decisions relating to the following:

(a)       any expenditure or commitment to expenditure (whether capital or operating) by an amount in excess of 10% of the total expenditure provided for in an approved budget;

(b)       the incurring of a debt on behalf of the Parties as obligors to any Party or an Affiliate of a Party in any amount or to any other person in an amount in excess of $50,000.00 outstanding at any one time (otherwise than under an approved budget);

(c)       the giving jointly by the Parties of any guarantee (whether direct or indirect) to secure the obligation of any person arising under the Agreement or otherwise in relation to Tenements;

(d)       the institution, defence, compromise or settlement of any court or arbitral proceedings involving the Joint Venture involving an amount in excess of $50,000.00;

(e)       the compromise or settlement of any insurance claim involving an amount in excess of $50,000.00;

(f)       any matter going to the fundamental operation of the Joint Venture or the relationship between the Parties including any decision that the Joint Venture be conducted by a joint venture company ("Joint Venture Company");

(g)       where the Joint Venture is conducted by a Joint Venture Company, the appointment and removal of the senior officers of the Joint Venture Company including the chief executive officer, chief financial officer, chief operations officer and any resident or mine manager;

(h)       except as expressly provided otherwise in the Agreement, any decision to commence or prepare a feasibility study;

(i)       any decision to establish mining operations;

(j)       any decision to suspend or defer Joint Venture activities or place any mining operation on a care and maintenance basis or to commence or recommence operations at a mining operation;

(k)       any decision to abandon or surrender, or any amendment to or waiver in respect of, any mineral claims which are comprised in the Tenements;

(l)       irrespective of whether expressly contemplated in an approved program or approved budget, approval of the sale or disposal of any property of the Joint Venture having a market value in excess of $1,000,000.00;

(m)       irrespective of whether expressly contemplated in an approved program or approved budget, approval of any purchase of any item of property (whether real or personal, tangible or intangible), having a value in excess of $1,000,000.00;

(n)       if applicable, the review and approval of annual ore reserve estimates prepared by the Operator, as appropriate for the purpose of National Instrument 43-101;

(o)       any decision to terminate, remove, appoint or replace an Operator or to enforce any of the provisions of the Agreement against the Operator;

(p)       the making of a contract between the Parties as joint venturers and a Party or an Affiliate of a Party;

(q)       a change to the accounting procedure for the time being of the Joint Venture including the appointment and removal of auditors; and

(r)       the Operator's fee.

8.             OPERATOR

8.1          Upon formation of the Joint Venture, Uran will be the Operator of the Joint Venture (the "Operator").

8.2          The Operator will (by itself or through its employees, agents or contractors) have the conduct of all the operations of the Joint Venture on behalf of the Parties, subject at all times to the directions of the Management Committee established under clause 7.1 and for this purpose shall have possession and control of the Joint Venture property.

8.3          The Operator shall conduct Joint Venture operations in accordance with programmes and budgets and decisions made by the Management Committee.

8.4          The Operator shall, among other usual and standard obligations, keep the Tenements in good standing and free of Encumbrances, comply with applicable law, maintain proper books and accounts and adequate insurance, and conduct Joint Venture operations in accordance with accepted mining and exploration methods and practices.

8.5          The Operator will promptly provide timely technical reports including Exploration Expenditures to each of the Parties and keep the Parties immediately informed of any material results as soon as they are available.

9.             DILUTION

9.1          After Uran has earned a Joint Venture Interest under clause 4.1 of this Agreement by completion of the Earn-In Requirements, each Party is obliged to contribute to Exploration Expenditures pro rata in proportion to its Joint Venture Interest. Subject to clauses 9.2 and 9.3, if a Party (the "Diluting Party") fails to duly make a contribution to Exploration Expenditure pursuant to a call made by the Operator that it is obliged to make, then the Joint Venture Interest of that Party in the Joint Venture shall dilute as follows (and the Joint Venture Interest of the other Party shall increase accordingly):

Where:

I     =  is the new percentage Joint Venture Interest of the Diluting Party;

A    =  is the total Joint Venture expenditure incurred or deemed to have been incurred by the Diluting Party as at the date of the calculation; and

B    =  the total Joint Venture expenditure incurred or deemed to have been incurred by all Parties as at the date of the calculation.

For the purposes of this calculation, at the time of Uran earning a Joint Venture Interest in accordance with clause 4.1, the Parties deemed Joint Venture expenditures will be as follows:

(a)       Uran - US$1,575,000; and

(b)       Uranium Energy - US$848,000

9.2          If a contribution to Exploration Expenditures pursuant to a call made by the Operator is required to be made pursuant to this Agreement, then the Operator must issue a notice to each Party (the "Cash Call Notice") for each applicable calendar month. Any Cash Call Notice must not be issued more than 20 Business Days but not less than 10 Business Days in advance of the calendar month to which the Cash Call Notice relates.

9.3          All contributions to Exploration Expenditures required to be made by a Party under this Agreement must be made by that Party paying to the Operator, on or before the first day of the month to which the Cash Call Notice relates, the amount stated in the Cash Call Notice as being the amount due to be contributed by that Party.

10.           INFORMATION AND DATA

(a)       As soon as practicable after the Execution Date of this Agreement, UEC will provide to Uran all technical information and data it has regarding the Tenements.

(b)       Uran shall deliver to UEC a report on the nature and results of any Exploration Expenditure carried out on the Tenements (including copies of all relevant geological, geochemical and geophysical data) within 30 calendar days of the completion of each three month period during the Earn-in Period. Uran will, without delay, notify UEC of any material exploration results on the Tenements.

11.           RELATIONSHIP BETWEEN THE PARTIES

The relationship of the Parties is that of joint venturers and nothing contained in this Agreement constitutes either of them as agent or partner of the other, or creates any agency or partnership for any purpose whatsoever.

12.           FORMAL AGREEMENT

The Parties agree that they will negotiate in good faith and use best efforts to execute a detailed and definitive option and joint venture agreement on terms customary in the industry (including a dispute resolution clause, first right of refusal clause, dilution clause, force majeure rights and clauses that are usually contained in such joint venture agreements) embodying the terms and conditions contained in this Agreement as soon as practicable upon Uran completing an Accepted Due Diligence review of the Tenements. In the meantime this Agreement is intended to be legally binding on the Parties until it is replaced by the detailed definitive option and joint venture agreements or otherwise terminated.

13.           CAVEATS

Either Party may register this Agreement as a dealing in respect of the Tenements and may lodge any caveats or other notices that it thinks fit to protect its interest under this Agreement, and each Party agrees that, during the continuance of this Agreement, it will not take any steps to remove those caveats.

14.           ASSIGNMENT AND RIGHT OF FIRST REFUSAL

14.1        Each Party may at any time assign part or all of its Joint Venture Interest to an Affiliate of that Party as long as the Affiliate enters into an agreement with the remaining Party on terms to its satisfaction including terms by which:

(a)       it agrees to be bound by the Agreement; and

(b)       if an Affiliate to which a Party has assigned the whole or any part of its Joint Venture Interest ceases to be an Affiliate of the assigning Party it must immediately re-transfer that Joint Venture Interest to the assigning Party.

14.2        Except for an assignment and transfer under clause 14.1 above, each Party will have a right of first refusal in respect of any sale or assignment by the other Party of its Joint Venture Interest.

14.3        No assignment in whole or in part of a Joint Venture Interest to a third person (including an Affiliate) will be effective unless and until:

(a)       the assignee agrees with the other Party (in form and terms satisfactory to that Party) to assume and perform the duties, liabilities, terms and conditions by the Agreement binding on the assigning Party in relation to the Joint Venture Interest being assigned; and

(b)       the assignee secures any and all necessary approvals of any applicable governmental authority to that assignment.

14.4        For the avoidance of doubt, the Parties acknowledge and agree that the rights and obligations of Uran in this Agreement may be assumed by a wholly-owned subsidiary of Uran whether currently in existence or incorporated after the Effective Date and the assumption of those rights and obligations by that wholly owned subsidiary does not constitute an Affiliate for the purposes of clause 14.1.

15.           TERMINATION

A Party is not entitled to terminate this Agreement for non-performance by the other Party without first giving the Party in default a written notice at the address of such Party in default, as indicated in this Agreement, specifying the default. To enable a termination, the notice shall require that the default be remedied within 21 calendar days of the delivery of the notice to the Party in default and the Party in default must then fail to remedy the default within that 21 day period.

16.           FORCE MAJUERE

16.1        Subject to clause 16.4, a Party will not be liable for any delay or failure to perform any of its obligations under the Agreement (other than an obligation to pay money or issue shares) if as soon as possible after the beginning of the Force Majeure affecting the ability of the Party to perform any of its obligations under the Agreement, it gives a notice to the other Party that complies with clause 16.2.

16.2        A notice given under clause 16.1 must:

(a)       specify the obligations the Party cannot perform;

(b)       fully describe the Force Majeure;

(c)       estimate the time during which the Force Majeure will continue; and

(d)       specify the measures proposed to be adopted to remedy or abate the Force Majeure.

16.3        The Party that is prevented from carrying out its obligations under the Agreement as a result of Force Majeure must:

(a)       remedy the Force Majeure to the extent reasonably practicable and resume performance of its obligations as soon as reasonably possible; and

(b)       take all action reasonably practicable (but without any obligation to make any monetary payment) to mitigate any Liability suffered by the other Party as a result of its failure to carry out its obligations under the Agreement.

Despite the foregoing, nothing in this clause 16.3 will require the Party that is prevented from performing its obligations under the Agreement as a result of Force Majeure to resolve or compromise any labour dispute or to question or to test the validity of any law, rule, regulation or order of any governmental authority or to perform its obligations under the Agreement if Force Majeure renders performance impossible.

16.4        Any time period provided for in the Agreement will be extended by a period equivalent to the period of delay resulting from Force Majeure, but if Force Majeure continues for more than three months, then either Party may at any time thereafter by notice in writing to the other Party terminate the Agreement.

16.5        If a Party terminates the Agreement under clause 16.4, then:

(a)       each Party will be released from further performance of their obligations under the Agreement; and

(b)       the termination will not release or discharge either Party from any Liability that arose or accrued prior to the date of termination of the Agreement.

17.           DISPUTE RESOLUTION

17.1        Disputes

(a)       In the event of any dispute, question or difference of opinion between the Parties concerning or arising out of or under the Agreement (the "Dispute"), a Party may give to the other Party a notice (the "Dispute Notice") specifying the Dispute and requiring its resolution under this clause 17. the making of a contract between the Parties as joint venturers and a Party or an Affiliate of a Party;

(b)       Subject to (a), all Disputes must be resolved in accordance with the provisions of this clause 17.

17.2        Dispute Representatives to seek resolution

(a)       If the Dispute is not resolved within seven calendar days after a Dispute Notice is given to the other Party, each Party must nominate 1 representative from its senior management to resolve the Dispute (each, a "Dispute Representative"), who must negotiate in good faith using their respective commercially reasonable efforts to attain a resolution of the Dispute.

(b)       If the Dispute is not resolved within 14 days of the Dispute being referred to the respective Dispute Representatives, then a Party may, subject to clause 17.6, submit the Dispute to arbitration in accordance with clause 17.3.

17.3        Arbitration

All Disputes which have not been resolved under clause 17.2 must, subject to clauses 17.6 and 17.7, be finally resolved by arbitration conducted under the Rules of Arbitration of the International Chamber of Commerce ("ICC Rules") and:

(a)       unless the Parties agree otherwise, the number of arbitrators will be 3 and will be appointed by the President of the ICC (or its nominee);

(b)       each arbitrator must be independent of the Parties with expertise in the subject matter of the Dispute;

(c)       the place of arbitration will be Vancouver, British Columbia;

(d)       the language of the arbitration will be English;

(e)       the level of discovery will be determined by reference to proportionality (that is, what is reasonable having regard to the nature and size of the Dispute);

(f)       any award or determination of the arbitration panel will be final and binding on the Parties and there will be no appeal on any ground, including, for greater certainty, any appeal on a question of law, a question of fact, or a question of mixed fact and law;

(g)       the arbitration panel may apportion the costs of the arbitration, including the reasonable fees and disbursements of the Parties, between or among the Parties in such manner as the arbitrators consider reasonable;

(h)       the arbitration panel will be bound by the provisions of the Agreement, which will prevail in case of conflict (of interpretation or otherwise) between the Agreement and the ICC Rules; and

(i)       all matters relating to the arbitration must be kept confidential to the maximum extent permitted by law and no individual will be appointed as an arbitrator unless that individual agrees in writing to be bound by this clause 17.3.

17.4        Enforcement

The award rendered by an arbitrator may be enforced by judgment of any court having jurisdiction or an application may be made to such court for acceptance of the award and an order of enforcement, as the case may be.

17.5        Performance of obligations during Dispute

During the existence of any Dispute, the Parties will continue to perform all of their obligations under the Agreement without prejudice to their position in respect of such Dispute, unless the Parties otherwise agree.

17.6        Urgent interlocutory relief

The Parties may not commence legal proceedings in any court except for urgent interlocutory relief or to enforce an arbitration award.

17.7        Expert Determination

If:

(a)       there is any Dispute as to the application of any industry or technical standard or any rules, practices or customs of any trade or profession; or

(b)       whenever during the term of the Agreement the Parties agree that a Dispute must be resolved by an Expert,

then the Dispute must be referred to an Expert for determination and clause 17.8 will apply in place of clause 17.8.

17.8        Appointment of Expert

(a)       The procedure for the appointment of an Expert will be as follows:

(i)       the Party wishing the appointment to be made must give notice in writing to that effect to the other Party and give details of the Dispute which it proposes be resolved by the Expert;

(ii)      if the matter to be referred to the Expert is not resolved by the Parties within 14 calendar days from the date of the notice referred to in clause 17.8(a)(i), then the Parties must meet and endeavour to agree upon a single Expert (who must be independent of the Parties and have qualifications and experience appropriate to the subject matter of the Dispute) to whom the Dispute will be referred for determination; and

(iii)     if within 30 calendar days of the notice referred to in clause 17.8(a)(i) the Parties fail to agree upon the appointment of a single Expert, then the Parties must request the then President of the ICC to appoint the Expert. If the then President of the ICC does not appoint the Expert within 10 calendar days of receiving the Parties' request, then the Expert will be designated by a Judge of the British Columbia Supreme Court.

(b)       The Expert will be instructed to:

(i)       determine the Dispute within the shortest practicable time; and

(ii)      deliver a report stating its opinion with respect to the matters in dispute setting out the reasons for the decision.

(c)       The Expert must determine the procedures for the conduct of the process in order to resolve the Dispute and must provide each Party with a fair opportunity to make submissions in relation to the Dispute.

(d)       Any determination of the Dispute by the Expert must be made as an expert and not as an arbitrator and the determination of the Expert will be final and binding on the Parties without appeal so far as the law allows except in the case of manifest error or where a Party has not been provided with a fair opportunity to make submissions in relation to the Dispute.

(e)       Each Party must bear its own costs of and incidental to any proceedings under this clause 17.8. The costs of the Expert must be borne by the Parties in equal shares.

18.           Miscellaneous

18.1        Each Party shall sign, execute and perform all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

18.2        Each Party shall be liable for their own costs relating to the preparation, negotiation and execution of this Agreement and any document executed under it.

18.3        No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the Execution Date of this Agreement and duly executed by the Parties.

18.4        If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self sustaining and separately enforceable without regard to the invalid provision shall be and continue to be, valid and forceful in accordance with their terms.

18.5        This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

18.6        This Agreement shall be governed by and construed in accordance with the law from time to time applicable in the United States of America and, subject to clause 17, the Parties agree to submit to the non-exclusive jurisdiction of the courts of the State of Texas.

18.7        A reference to dollars or currency is a reference to US dollars.

19.           DEFINITIONS

Administration Costs means administrative overheads, duties and expenses provided that only administrative overheads, duties and expenses incurred by Uran or the Operator (as the case may be).

Affiliate means, in respect of a Party, a body corporate with which that Party is affiliated where:

(a)       one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person; and

(b)       if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

Business Day means any day of the calendar week other than a Saturday, Sunday or a public or statutory holiday in the place where an act is to be performed or a payment is to be made.

Effective Date means the date Uran provides notice to Uranium Energy in accordance with clause 1.1 of this Agreement that it is satisfied with its Accepted Due Diligence investigations in the Joint Venture Tenements.

Encumbrance means, other than as permitted under clause 13, any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, royalty, restrictive covenant or other encumbrance of any nature or any agreement to give or create any of the foregoing;

Expert means an expert appointed under and acting pursuant to clause 17.8.

Diluting Party means the Party referred to in clause 9.

Exploration Expenditure means all costs, expenses and liabilities incurred in connection with the activities of exploration, development and mining of the Joint Venture Tenements for minerals, accounted for in accordance with Australian Accounting Standards including (without limitation) Administration Costs and Outgoings relating to or in connection with the Joint Venture Tenements.

Feasibility Study means a detailed study or studies into the establishment of a mine or mines in whole or in part on the Tenements sufficient to allow a decision to be made as to whether an economically viable commercial mining operation should be carried out in the whole or in part of the Tenements. Any feasibility study shall be in detailed and comprehensive form that may be submitted to a reputable lending institution and acceptable to it for the purposes of raising capital sufficient to establish and bring into production an economically commercial mining operation, either on the Tenements alone or in conjunction with other mining tenements.

Force Majeure means, other than as a consequence of the negligence or default of a Party, an event or cause which is beyond the control of the Party claiming force majeure, not able to be overcome by the exercise of reasonable care, proper precautions and the consideration of reasonable alternatives with the intention of avoiding the effects of the force majeure by that Party, and which could not have been reasonably foreseen, and includes (subject to satisfying the requirements of the foregoing):

(a)       an act of God (other than adverse weather);

(b)       cyclones, fire, flood;

(c)       acts of war, acts of public enemies, terrorist acts, riots or civil commotions;

(d)       strikes, lockouts or other industrial disturbances;

(e)       laws, rules and regulations or orders of any governmental authority enacted or made after the Effective Date that cause activities at the Tenements to cease;

(f)       protests, demonstrations or other events by environmental lobbyists, NGOs or local community groups that cause activities at the Tenements to cease,

but does not include:

(g)       economic hardship, or for lack of money, credit or markets or inability to pay any sum of money;

(h)       changes in the condition, availability, cost or market price (or any combination of the foregoing) of any good, product, metal, consumable or service used or consumed by a Party; or

(i)       delays in the performance of the obligations of a Party or its personnel unless that delay is itself caused by Force Majeure or by the default or negligence of the other Party or its personnel;

Operator means Uran, as appointed pursuant to clause 8.1

Outgoings means all rents, rates, survey fees and other fees and charges relating to or in connection with the Tenements.

Quarter means a calendar quarter ending 31 March, 30 June, 30 September and 31 December in each year.

If Uranium Energy Corp. agrees to the above terms and conditions could you please sign the execution paragraph set out below and return this Agreement to Uran's registered office.

Yours faithfully

"Catherine Hobbs"

CATHERINE HOBBS

Director
Uran LIMITED

By execution of this Agreement, Uranium Energy Corp. acknowledges and agrees to the terms and conditions set out above.

"Amir Adnani"
Director
Uranium Energy Corp.

Dated this 14th day of January, 2009

SCHEDULE 1

Tenements

The Grants Ridge Uranium Project is located in the New Mexico, USA, comprised in Uranium Energy Corp.'s leases (and any applications) within Sections 4 and 9 of T12N R9W, as well as all of Uranium Energy Corp.'s leases adjacent to and around the F33 Mine in T11N and T12N R9W covering an area of about 4,200 acres and is more particularly described below.

Township	BLM Number	Claim Name
T11N R9W Section 3 17 Claims	NMMC175452	DD 4
	NMMC175457	DD 53
	NMMC175564	DD 1
	NMMC175565	DD 2
	NMMC175566	DD 3
	NMMC175567	DD 14
	NMMC175568	DD 15
	NMMC175569	DD 16
	NMMC175570	DD 17
	NMMC175571	DD 27
	NMMC175572	DD 28
	NMMC175573	DD 29
	NMMC175574	DD 30
	NMMC175575	DD 40
	NMMC175576	DD 41
	NMMC175577	DD 42
	NMMC175578	DD 43
T11N R9W Section 4 36 Claims	NMMC175453	DD 5
	NMMC175454	DD 6
	NMMC175455	DD 7
	NMMC175456	DD 8
	NMMC175484	DD 18
	NMMC175585	DD 19
	NMMC175586	DD 20
	NMMC175587	DD 21
	NMMC175593	DD 31
	NMMC175594	DD 32
	NMMC175595	DD 33
	NMMC175596	DD 34
	NMMC175602	DD 44
	NMMC175603	DD 45
	NMMC175604	DD 46
	NMMC175605	DD47
	NMMC176502	DD190

Township	BLM Number	Claim Name
	NMMC176503	DD 191
	NMMC176504	DD 192
	NMMC176505	DD 193
	NMMC176506	DD 194
	NMMC176507	DD 195
	NMMC176508	DD 196
	NMMC176509	DD 197
	NMMC176510	DD 198
	NMMC176511	DD 199
	NMMC176512	DD 200
	NMMC176513	DD 201
	NMMC176514	DD 202
	NMMC176515	DD 203
	NMMC176516	DD 204
	NMMC176517	DD 205
	NMMC176518	DD 206
	NMMC176519	DD 207
	NMMC176520	DD 208
	NMMC176521	DD 209
T11N R9W Section 8 36 Claims	NMMC175825	DD 154
	NMMC175826	DD 155
	NMMC175827	DD 156
	NMMC175828	DD 157
	NMMC175829	DD 158
	NMMC175830	DD 159
	NMMC175831	DD 160
	NMMC175832	DD 161
	NMMC175833	DD 162
	NMMC175834	DD 163
	NMMC175835	DD 164
	NMMC175836	DD 165
	NMMC175837	DD 166
	NMMC175838	DD 167
	NMMC175839	DD 168
	NMMC175840	DD 169
	NMMC175841	DD 170
	NMMC175842	DD 171
	NMMC175843	DD 172
	NMMC175844	DD 173
	NMMC175845	DD 174
	NMMC175846	DD 175
	NMMC175847	DD 176
	NMMC175848	DD 177
	NMMC175849	DD 178
	NMMC175850	DD 179
	NMMC175851	DD 180

Township	BLM Number	Claim Name
	NMMC175852	DD 181
	NMMC175853	DD 182
	NMMC175854	DD 183
	NMMC175855	DD 184
	NMMC175856	DD 185
	NMMC175857	DD 186
	NMMC175858	DD 187
	NMMC175859	DD 188
	NMMC175860	DD 189
T11N R9W Section 10 4 Claims All Duplicate	NMMC175575	DD 40
	NMMC175576	DD 41
	NMMC175577	DD 42
	NMMC175578	DD 43
T12N R9W Section 22 12 Claims	NMMC175670	DD 135
	NMMC175671	DD 136
	NMMC175672	DD 137
	NMMC175673	DD 138
	NMMC175674	DD 139
	NMMC175675	DD 140
	NMMC175676	DD 141
	NMMC175677	DD 142
	NMMC175678	DD 143
	NMMC175679	DD 144
	NMMC175680	DD 145
	NMMC175681	DD 146
T12N R9W Section 26 21 Claims	NMMC175534	DD 96
	NMMC175535	DD 97
	NMMC175536	DD 98
	NMMC175537	DD 99
	NMMC175538	DD 100
	NMMC175539	DD 101
	NMMC175540	DD 102
	NMMC175542	DD 107
	NMMC175543	DD 108
	NMMC175544	DD 109
	NMMC175545	DD 110
	NMMC175546	DD 111
	NMMC175547	DD 112
	NMMC175548	DD 113
	NMMC175553	DD 118
	NMMC175554	DD 119
	NMMC175555	DD 120
	NMMC175556	DD 121
	NMMC175557	DD 122

Township	BLM Number	Claim Name
	NMMC175558	DD 123
	NMMC175559	DD 124
T12N R9W Section 27 26 Claims 6 Duplicate	NMMC175526	DD 72
	NMMC175527	DD 73
	NMMC175528	DD 74
	NMMC175529	DD 75
	NMMC175530	DD 76
	NMMC175531	DD 77
	NMMC175532	DD 78
	NMMC175533	DD 79
	NMMC175658	DD 88
	NMMC175659	DD 89
	NMMC175660	DD 90
	NMMC175661	DD 91
	NMMC175662	DD 92
	NMMC175663	DD 93
	NMMC175664	DD 94
	NMMC175665	DD 95
	NMMC175666	DD 131
	NMMC175667	DD 132
	NMMC175668	DD 133
	NMMC175669	DD 134
	NMMC175670	DD 135
	NMMC175671	DD 136
	NMMC175672	DD 137
	NMMC175673	DD 138
	NMMC175674	DD 139
	NMMC175675	DD 140
T12N R9W Section 34 20 Claims 2 Duplicate	NMMC 175457	DD 53
	NMMC 175458	DD 54
	NMMC 175459	DD 55
	NMMC 175460	DD 56
	NMMC 175461	DD 57
	NMMC 175462	DD 63
	NMMC 175463	DD 64
	NMMC 175464	DD 65
	NMMC 175465	DD 66
	NMMC 175466	DD 68
	NMMC 175467	DD 69
	NMMC 175468	DD 70
	NMMC 175525	DD 71
	NMMC 175526	DD 72
	NMMC 175611	DD 61
	NMMC 175612	DD 62
	NMMC 175655	DD 58

Township	BLM Number	Claim Name
	NMMC 175656	DD 59
	NMMC 175657	DD 60
	NMMC 176218	DD 67
T12N RSW Section 35 15 Claims 3 Duplicate	NMMC175469	DD 104
	NMMC175470	DD 105
	NMMC175471	DD 106
	NMMC175540	DD 102
	NMMC175541	DD 103
	NMMC175548	DD 113
	NMMC175549	DD 114
	NMMC175550	DD 115
	NMMC175551	DD 116
	NMMC175552	DD 117
	NMMC175559	DD 124
	NMMC175560	DD 125
	NMMC175561	DD 126
	NMMC175562	DD 127
	NMMC175563	DD 128
T12N RSW Section 4 36 Claims	NMMC180070	Coon #1
	NMMC180071	Coon #2
	NMMC180072	Coon #3
	NMMC180073	Coon #4
	NMMC180074	Coon #5
	NMMC180075	Coon #6
	NMMC180076	Coon #7
	NMMC180077	Coon #8
	NMMC180078	Coon #9
	NMMC180079	Coon #10
	NMMC180080	Coon #11
	NMMC180081	Coon #12
	NMMC180082	Coon #13
	NMMC180083	Coon #14
	NMMC180084	Coon #15
	NMMC180085	Coon #16
	NMMC180086	Coon #17
	NMMC180087	Coon #18
	NMMC180088	Coon #19
	NMMC180089	Coon #20
	NMMC180090	Coon #21
	NMMC180091	Coon #22
	NMMC180092	Coon #23
	NMMC180093	Coon #24
	NMMC180094	Coon #25
	NMMC180095	Coon #26
	NMMC180096	Coon #27

Township	BLM Number	Claim Name
	NMMC180097	Coon #28
	NMMC180098	Coon #29
	NMMC180099	Coon #30
	NMMC180100	Coon #31
	NMMC180101	Coon #32
	NMMC180102	Coon #33
	NMMC180103	Coon #34
	NMMC180104	Coon #35
	NMMC180105	Coon #36
T13N R10W Section 14 16 Claims	NMMC185422	Rick #1
	NMMC185423	Rick #2
	NMMC185424	Rick #3
	NMMC185425	Rick #4
	NMMC185426	Rick #5
	NMMC185427	Rick #6
	NMMC185428	Rick #7
	NMMC185429	Rick #8
	NMMC185430	Rick #9
	NMMC185431	Rick #10
	NMMC185432	Rick #11
	NMMC185433	Rick #12
	NMMC185434	Rick #13
	NMMC185435	Rick #14
	NMMC185436	Rick #15
	NMMC185437	Rick #16
T13N R10W Section 24 28 Claims	NMMC185438	Rick #17
	NMMC185439	Rick #18
	NMMC185440	Rick #19
	NMMC185441	Rick #20
	NMMC185442	Rick #21
	NMMC185443	Rick #22
	NMMC185444	Rick #23
	NMMC185445	Rick #24
	NMMC185446	Rick #25
	NMMC185447	Rick #26
	NMMC185448	Rick #27
	NMMC185449	Rick #28
	NMMC185450	Rick #29
	NMMC185451	Rick #30
	NMMC185452	Rick #31
	NMMC185453	Rick #32
	NMMC185454	Rick #33
	NMMC185455	Rick #34
	NMMC185456	Rick #35
	NMMC185457	Rick #36

Township	BLM Number	Claim Name
	NMMC185458	Rick #37
	NMMC185459	Rick #38
	NMMC185460	Rick #39
	NMMC185461	Rick #40
	NMMC185462	Rick #41
	NMMC185463	Rick #42
	NMMC185464	Rick #43
	NMMC185465	Rick #44
T13N R9W Section 30 18 Claims	NMMC185466	Rick #45
	NMMC185467	Rick #46
	NMMC185468	Rick #47
	NMMC185469	Rick #48
	NMMC185470	Rick #49
	NMMC185471	Rick #50
	NMMC185472	Rick #51
	NMMC185473	Rick #52
	NMMC185474	Rick #53
	NMMC185475	Rick #54
	NMMC185476	Rick #55
	NMMC185477	Rick #56
	NMMC185478	Rick #57
	NMMC185479	Rick #58
	NMMC185480	Rick #59
	NMMC185481	Rick #60
	NMMC185482	Rick #61
	NMMC185483	Rick #62
Private Leased Land T12N R9W Section 9	320 acres - Paid in full until 1.7.2013